EXHIBIT 10.2

MARKETING CONSULTANT AGREEMENT

Agreement dated this 28th day of January, 2009 between Qporter, Inc., a Nevada corporation, having a business address at c/o Qporter S.A., Thurgauerstrasse 54, CH-8050 Switzerland ("Qporter") and Ediport Ltd  1121 BUDAPEST KONKOLY THEGE MIKLOS.  ut 29-33 Hungary ("Consultant").

WHEREAS, Qporter is a telecommunications business specializing in the design, development, licensing, sale, and distribution of telecommunications software and services, in particular high-quality Voice-over-internet protocol (VoIP) services to mobile telephone users under the trademarks, Qtalk™, Qtalk Business™, Qtalk Secure™ and messenger services under the trademark Qmessenger™ as well as any future services to be provided by Qporter(such products and services, including the technology and software are collectively referred to herein as the "Services"); and

WHEREAS, Qporter desires to engage Consultant to locate resellers and customers (each, a "Reseller" or "Customer" as the case may be) for the Services in the territory set forth on Exhibit A hereto (the "Territory"); and

WHEREAS, Consultant desires to locate Resellers and Customers for the Services in the Territory.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration receipt of which is hereby acknowledged the parties agree as follows.

1.  Appointment.

(a)  Qporter hereby appoints Consultant as its non-exclusive Consultant for the Services in the Territory, and Consultant hereby accepts the appointment on the terms and conditions set forth herein.  Nothing contained herein shall affect Qporter's right to distribute the Services in the Territory; provided, however, that Qporter shall (i) provide notice to Consultant in writing and by amendment to Exhibit D hereto if it begins negotiations with any potential Reseller or Customer in the Territory; and (ii) not be permitted to enter into a direct reseller or customer agreement with any third-party Reseller or Customer listed on one or more of the monthly lists to be provided by Consultant to Qporter as provided in Paragraph 6(c) and as set forth on Exhibit D, as amended from time to time for a period of one-year thereafter unless Compensation (as hereinafter defined) as provided in Paragraph 3 is paid to Consultant.

(b)  Consultant agrees that neither it nor any entity or person with which it is affiliated will market, directly or indirectly, any product or services competitive with the Services during the term of this Agreement.

(c)  The parties acknowledge and agree that any Reseller or Customer shall be required to enter into a written reseller or customer agreement with Qporter, prior to payment of any Commissions hereunder.  The Reseller Agreement shall be substantially in the form of reseller agreement attached hereto as Exhibit E.

2.  Ownership of Intellectual Property.

(a)  Qporter represents and warrants to Consultant that it owns all right, title, and interest in and to the Services and it has all requisite power, authority, and rights to license the Services to resellers and any reseller's subscribers and personal computer users; and the Services do not currently and will not in the future violate the trademark, copyright, patent, or other intellectual property rights of any third person or entity.

(b)  Notice of copyright shall conspicuously appear on all copies of documentation relating to the Services as follows: ©2007-2008 Qporter, Inc.

3.  Compensation.  Qporter shall pay to Consultant the amounts set forth on Exhibit C (the "Compensation").

4.  Records and Payment.

(a)  Payment of Compensation shall be made to Consultant as set forth on Exhibit C. The payment of shares of Qnective, Inc., shall be non-refundable and not be subject to any right of set-off.

(b)  During the term of this Agreement and for a period of three (3) years after termination, Qporter shall maintain all records relating to the Services, which records shall be available upon prior reasonable notice for examination and inspection by Consultant or its agents, auditors, or accountants during normal business hours.

5. Annual Sales Quota.

(a)  Qporter shall establish a sales quotas for Consultant for the Initial Term as set forth on Exhibit B hereto (the "Sales Quotas").

(b)  Qporter agrees that it shall retain Consultant in the Territory so long as license and other fees for the Services exceed Consultant's Sales Quota for each year hereunder as set forth on Exhibit B during the Initial Term and any Renewal Term; and at the end of the Initial Term and each Renewal Term, if any, during which Consultant achieves its Sales Quota as set forth on Exhibit B, Qporter and Consultant shall mutually agree upon a Sales Quota for the following Renewal Term, but in no event shall the Sales Quota be more than 25% higher than during the prior Initial Term or Renewal Term, as the case may be.

(c)  If license fees attributable to Consultant  do not exceed its Sales Quota for any year hereunder during the Initial Term or any Renewal Term, and if Qporter shall so elect, Qporter may take any one or more of the following actions

(i) adjust Consultant’s Sales Quotas for subsequent years; or

(ii) terminate this Agreement.

6.  Sales Responsibility of Consultant.

(a)  Consultant shall use its best efforts to market the Services in the Territory.

(b)  Consultant may use the services of third parties to perform its obligations hereunder so long as Consultant assumes full responsibility for the actions of its sales persons and such third parties and agrees to take such steps as may be necessary to prevent violation by any of them of the terms and conditions of this Agreement, including but not limited to the non-competition and non-disclosure obligations of Consultant hereunder.

(c)  Consultant shall provide bi-monthly to Qporter, in writing, a list of potential Resellers or Customers with which it is in discussions or negotiations and the names of such potential Resellers or Customers shall be set forth on Exhibit D, Exhibit D to be amended from time to time to include such names of potential Resellers or Customers.

7.  Sales and Service Training. Qporter shall be responsible for providing to Consultant one (1) dedicated employee to support Consultant's sales and marketing efforts.

8.  Trademarks; Labels.  Consultant acknowledges and agrees that it does not have any right, title, or interest in or to Qporter’s or Qnective’s Inc. name or trademarks.

9.  Protection of Licensed Services.

(a)  Consultant shall not in any manner represent that it has any ownership of the Services, and Consultant acknowledges that the rights granted herein shall not create in favor of it any right, title, or interest in or to the Services and that all such use by Consultant shall inure solely to the benefit of Qporter.

(b)  Consultant shall notify Qporter of any infringement of the Services which may come to its attention.  Qporter may take whatever action it deems necessary, and Consultant shall fully cooperate in such action; provided, however, that Qporter shall reimburse Consultant for any reasonable out-of-pocket costs incurred by Consultant in so cooperating; and if Qporter institutes legal action pursuant to this provision, such action shall be at Qporter's sole expense.

10. Advertising and Promotional Programs.  Any advertising and promotional programs in connection with marketing the Services undertaken by Consultant shall be subject to the prior written consent of Qporter.

11.  Warranties.  Qporter makes no warranties whatsoever in connection the Services, except in accordance with Qporter's written warranty, if any, in effect for the Services.  Warranties extended by Consultant beyond those extended by Qporter shall be at the sole cost and expense of Consultant.

12.  Limitation of Liability.  Consultant agrees  that Qporter shall not be liable for any claims against Consultant by any third party; and Qporter agrees that Consultant shall not be liable for any claims against Qporter by any third party except to the extent any such claims are related to the acts or omissions of Consultant.

13.  Confidential Information.

(a)  During the term of this Agreement Consultant may have access to information of Qporter in connection with the performance of this Agreement which Qporter deems  to be confidential information (the "Confidential Information").

(b)   Consultant agrees (i) to use the Confidential Information solely in connection with the performance of this Agreement; (ii) not to furnish, disclose, or reveal Confidential Information to third parties; (iii) to take all action reasonably appropriate to insure that others to whom Confidential Information is disclosed are aware of the confidentiality of the Confidential Information and that such individuals agree to maintain the confidentiality of the Confidential Information.

(c)  The parties agree that the provisions set forth herein shall not apply to Confidential Information or other information (i) which Consultant can demonstrate was in its possession at the time of disclosure and was not acquired directly or indirectly from Qporter on a confidential basis or in violation of any confidentiality agreement; (ii) which is in the public domain; (iii) which is independently developed by Consultant or which becomes available to Consultant on a non-confidential basis from sources other than Qporter and which sources to the best knowledge of the Consultant did not acquire the information on a confidential basis.

14.  Indemnification.

(a)  Qporter shall indemnify, defend, and hold harmless Consultant from and against any and all losses, liabilities, and expenses, including but not limited to reasonable attorneys' fees, court costs, and settlement costs as the result of any claim that the Services infringe any patent, copyright, trademark, or other proprietary right of any third party or the breach of any covenant or the inaccuracy of any representation or warranty made by Qporter hereunder.

(b)  Consultant shall indemnify, defend, and hold harmless Qporter from and against any and all losses, liabilities, and expenses, including but not limited to reasonable attorneys' fees, court costs, and settlement costs, as the result of any breach of any covenant or the inaccuracy of any representation or warranty made by Consultant hereunder.

15. Compliance with Laws.

(a)  Consultant shall comply with all applicable laws, orders, codes, and regulations, including without limitation all export, use, import, or other relevant laws and regulations of any applicable jurisdiction in connection with its performance of its duties hereunder.    Determination of applicable law is Consultant's sole responsibility.

(b)  Consultant acknowledges and agrees that the Services may be regulated; and, therefore, that Consultant is strictly prohibited from exporting, re-exporting, transferring, using, or importing the Services regardless of method, including but not limited to physical delivery, email, or download from FTP or website, without first complying with all applicable laws, including but not limited to government export laws, rules, regulations, orders, and obtaining any necessary approvals or permits.  Obtaining any necessary export, use, or import approvals for the Services is the sole responsibility of Consultant.

(c) Without limiting the generality of Paragraphs 15(a) and (b) Consultant expressly warrants to Qporter that it shall not directly or indirectly export, re-export, transfer, use or import the Services in violation of any export laws, rules, regulations, or orders of any applicable jurisdiction.

16.  Exchange of Information.  Consultant agrees  to notify Qporter of all matters reasonably relating to the Services and the business and reputation of Qporter which may come to its attention and agrees to notify Qporter immediately of any change in Consultant's relevant business or other factor which is more than likely to adversely affect Consultant's performance of its duties and obligations in accordance with this Agreement.

17.  Relationship between the Parties.  The relationship hereby established between Qporter and Consultant is solely that of independent contractor, and Consultant shall in no way be regarded as the agent or representative of Qporter and may not assume any obligation of any kind, implied or expressed, on behalf of Qporter.

18.  Term; Termination.

(a)  The term of this Agreement shall be for a period of three (3) years from the date hereof (the "Initial Term") and shall be deemed automatically renewed for additional three-year terms on the same terms and conditions contained herein (each, a "Renewal Term") until terminated pursuant to Paragraph 18(b) or unless terminated by either party by notice to the other party within ninety (90) days prior to the end of the Initial Term or any Renewal Term.

(b)  This Agreement may be terminated:

(i)  by Qporter upon ten (10) days' prior written notice in the event of the sale of all or substantially all of Consultant's assets, the merger or consolidation of Consultant, or change in the present stockholder control of Consultant;

(ii) by Qporter upon one (1) day's prior written notice if Consultant attempts to assign this Agreement or any rights hereunder without Qporter's prior written consent;

(iii) by Qporter upon one (1) day's prior written notice if Consultant dissolves or ceases to function as a going concern, or a receiver is appointed for it or applied for, or a petition is filed by or against it under any bankruptcy act, or it makes an assignment for the benefit of creditors; or

(iv) by Qporter upon one (1) day's prior written notice upon violation by Consultant of any of the terms or conditions of this Agreement.

(c)  Termination of this Agreement shall release Consultant and Qporter from their respective duties and obligations under this Agreement other than Qporter’s obligations for payment, if any, under Paragraph 5 and as set forth in Paragraph 27 regarding survival of certain provisions upon termination.

19.  Dispute Resolution. Any dispute, controversy or claim between the parties arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration before one (1) arbitrator in accordance with the Swiss Rules of International Arbitration of the Swiss Chamber of Commerce (the "Rules") in force on the date when the Notice of Arbitration is submitted in accordance with the Rules.  Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction and the arbitrator shall have authority to award reasonable costs, legal fees, and disbursements to the prevailing party.  The seat of the arbitration shall be Zurich, Switzerland.  The right to fees, costs, and expenses may be enforced by a separate plenary suit.

20.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed solely within such State.

21.  Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

22.  Integration.  This Agreement and the Exhibits referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and neither party shall be bound by nor shall be deemed to have made any representations or warranties except those contained herein or therein.  This Agreement constitutes the entire agreement between the parties and supersedes and cancels all previous agreements, if any.  If there is any conflict between the provisions of this Agreement and any Exhibit referred to herein, the provisions of this Agreement shall prevail.

23.  Binding Force; Assignment.  This Agreement shall be binding upon and inure to the benefit of the undersigned parties and their respective successors and permitted assigns.  No assignment shall be made by Consultant without the prior written consent of Qporter and Qporter may assign this Agreement to any parent, subsidiary, or affiliate.

24.  Further Assurances.  Each party agrees to cooperate with the other to execute and deliver such further documents, agreements, instruments, and certificates and to perform such acts as may be reasonably requested or required by the other party to carry out the transactions contemplated by this Agreement. Out of pocket costs approved in advance by the requesting party relating to such cooperation shall be paid by the requesting party.

25.  Modification; Waiver; Amendment.  No change, modification, waiver, or amendment of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such change, modification, waiver, or amendment is sought to be enforced; provided, however, that Qporter may amend Exhibit B to reflect Annual Sales Quotas for the succeeding Renewal Term, if any.

26.  Notices.  All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly delivered to a party hereto only if delivered in person or sent via overnight courier addressed to a party at the address set forth herein or to such other address as such party may have stipulated by notice delivered in accordance with the provisions of this paragraph; and such notice shall be deemed given on the day of delivery.

27.  Survival.  The provisions of this paragraph and Paragraphs 2, 4, 8, 9(a), 11, 12, 13, 14, 18, 19, 20, 21, 22, and 23 shall survive the expiration or earlier termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto through their respective duly authorized representatives have executed this Agreement as of the day and year first above written.

QPORTER, INC.

By:	/s/ Oswald Ortiz
Oswald Ortiz
President

Ediport LtD

By:	/s/ Zsolt Szabadvary
Zsolt Szabadvary
Director

EXHIBIT A

Territory

Worldwide

EXHIBIT B

Initial Term Sales Quota

January 20, 2009–
January 30, 2011	$30 million of license fees
received by Qporter from
resellers

Annual Sales
Quota:	$10 million of license fees
received by Qporter from
resellers

 EXHIBIT C

Compensation

Qporter shall pay to Consultant the following amounts:

(a)  an amount equal to twenty-five (25%) percent of all fees received from Resellers or Customers listed on Exhibit D payable quarterly in arrears within ten (10) business days, after the last day of each February, May, August, and November hereunder; and

(b)  an amount equal to ten (10%) percent of all fees received from Resellers or Customers listed on Exhibit D if during the Initial Term the fees exceed $60 million; and for each Renewal Term, if any, an amount equal to ten (10%) percent of all fees received from Resellers or Customers listed on Exhibit D if the amount received during such Renewal Term exceeds an amount equal to two times the Sales Quota for such Renewal Term, payable within fifteen (15) days after the end of the Initial Term and each Renewal Term, if any; and

(c)  one million two hundred thousand (1,200,000) shares of the common stock, $.001 par value, of Qnective, Inc., to be authorized for issuance within then (10) business days after execution of this Agreement.

(d) additional payments to Consultant from pending agreements with Resellers or Customers in the event of termination of this Agreement shall be reasonably agreed on between the parties.

Exhibit D

Consultant's List of Potential Resellers or Customers

Qporter's List of Existing and Potential Resellers or Customers

British Telecommunications Plc and its affiliates